Exhibit 10.44

STOCK PLEDGE AND SECURITY AGREEMENT

THIS STOCK PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 30th day of August, 2001, by ASTROTECH SPACE OPERATIONS, INC. (“Pledgor”) in favor of SOUTHTRUST BANK, an Alabama Banking corporation (“Bank”).

WHEREAS, Pledgor is, on the date hereof, the owner and holder of 1000 shares of common stock (the “AFH Stock”) which constitutes 100% of the authorized voting stock of Astrotech Florida Holdings, Inc. (“AFH”) (the AFH Stock being referred to herein as the “Stock Collateral”); and

WHEREAS, Bank and Astrotech Florida Holdings, Inc. (referred to herein as the “Borrower”) have entered into a Credit Agreement (the “Credit Agreement”) of even date herewith relating to an Acquisition and Construction Loan in the amount of up to $20,000,000, renewable and convertible as a Term Loan in like amount (collectively, the “Loan”); and

WHEREAS, Pledgor has guaranteed payment and performance of certain obligations of the Borrower in connection with the Loan pursuant to Pledgor’s Guaranty Agreement (the “Guaranty”) of even date herewith in favor of Lender; and

WHEREAS, Lender has required, as a condition precedent to Lender’s entering into the Credit Agreement and making Advances to Borrower thereunder, that the Pledgor grant to Lender, as Collateral for the performance of Pledgor’s obligations under the Guaranty, a security interest in the Stock Collateral (capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement); and

WHEREAS, Pledgor has determined that the transactions contemplated by the Credit Agreement are beneficial to Pledgor, and it is thus in the best interest of Pledgor to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Representations of Pledgor. Pledgor represents and warrants as follows:

(a) The Stock Collateral constitutes 100% of the authorized voting stock of AFH and has been duly and validly issued, is fully paid and non-assessable, and is without restrictions (other than SEC Reg. 144 restrictions on the transfer of shares or on Pledgor’s right to pledge the shares as Stock Collateral);

(b) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms;

(c) The making and performance of this Agreement by Pledgor (i) is not and will not be in violation of any law or any regulation promulgated pursuant to law, by any governmental agency or body; (ii) does not require the approval or consent of any governmental agency or body; (iii) will not conflict with, or result in a breach of, any term, condition or provision of, or constitute a default under, any instrument to which either Pledgor is a party or may be bound or affected, or constitute (with or without the giving of notice or the passage of time or both) a default under any such instrument, or result in the acceleration of any indebtedness, or result in the breach of any regulation, order, writ, injunction or decree of any court or any commission, board or other administrative agency entered in any proceeding to which either Pledgor is a party or by which it may be bound or affected; and (iv) does not require the approval of any other secured or unsecured creditor.

(d) Upon consummation of the pledge and assignment of the Stock Collateral to Lender pursuant to this Agreement, and delivery to the Lender or its agent of the share certificates representing the Stock Collateral or the execution by a transfer agent or securities depository to which the Stock Collateral has been delivered or which holds the Stock Collateral in uncertificated form for the account of Pledgor of an agreement in form and substance sufficient to perfect the Lender’s security interest, such pledge and assignment will create a valid lien on and a perfected, first priority security interest in the Stock Collateral. The form of agreement and acknowledgment of the Lender’s security interest attached hereto as Exhibit “A” shall be acceptable for such purposes.

(e) No Stock Collateral has been heretofore pledged to any person or entity and all Stock Collateral is free of all liens of any kind whatsoever.

2. Pledge and Assignment of Stock Collateral and of Right to Receive Stock Collateral as Pledged. Pledgor hereby assigns, hypothecates, transfers and pledges to Lender all of the Pledgor’s right, title and interest in and to all of the Stock Collateral whether now owned or hereafter acquired including, without limitation, the right to receive dividends, and hereby grants to Lender a first lien on and a security interest in such Stock Collateral, all as collateral security for (a) the prompt and complete performance and payment when due of the obligations of the Guarantor under the Guaranty; (b) the prompt and complete performance of the obligations of Pledgor under, or pursuant to the terms of this Agreement; and (c) all costs and expenses incurred by Lender in connection with the enforcement, maintenance and preservations of its rights under any of the Loan Documents including, without limitation, the Guaranty and this Agreement, including all attorneys’ fees and including all of such costs herein. Anything to the contrary in this Agreement notwithstanding, so long as there is no default in existence under the Loan Documents or under the Guaranty, the Pledgor shall be entitled to receive or to direct payment and distribution of dividends paid or interest earned on the

Stock Collateral and to exercise voting rights associated with the Stock Collateral all of which right shall terminate upon the occurrence of a default under any of such Loan Documents.

If ownership of the Stock Collateral is transferred, then each such transfer shall be subject to the Bank’s security interest which shall continue in full force and effect undiminished and without interruption by reason of such transfer.

3. Redelivery of Stock Collateral. Upon performance and satisfaction in full of the Borrower’s obligations under the Loan Documents and Pledgor’s obligations under the Guaranty, this Pledge and Security Agreement shall immediately cease and terminate as herein provided, and any Stock Collateral then held by Lender shall be deemed immediately transferred to the owner thereof, and this Agreement shall thereupon have no further force or effect. Upon the happening of the events specified in the immediately preceding sentence, the Lender shall be deemed to be holding such Stock Collateral in trust for Pledgor until such Stock Collateral, together with appropriate instruments of reassignment and release as requested by Pledgor, are delivered to Pledgor or to Pledgor’s designee. Upon such delivery of Stock Collateral or any part thereof to Pledgor or to Pledgor’s designee hereunder or otherwise, the receipt thereof by Pledgor shall be a complete and full acquittance for the Stock Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.

4. Default. Upon default under the Loan Documents including, without limitation, the Guaranty, the Lender without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), may collect, receive, appropriate and realize upon the Stock Collateral, or any portion thereof, and/or may forthwith sell, assign, grant options to purchase, contract to sell or otherwise dispose of and deliver the Stock Collateral, or any part thereof, in one or more units, at public or private sale or sales, at any exchange, broker’s board or at any of Lender’s offices or elsewhere, upon such terms and conditions as the Lender may deem advisable and at such prices as Lender may deem reasonable, for cash or on credit or for future delivery without assumption of any credit risk, with the right to Lender upon any such sale or sales, public or private, to purchase the whole or any portion of the Stock Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released to the extent permitted by law. Unless Stock Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market (in which event no notification is required), the Lender shall give at least five days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. Such notice shall be given in the manner prescribed in the Florida Uniform Commercial Code for giving notice of notice by secured parties to debtors. Such reasonable notification shall be given to Pledgor unless it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Loan, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Florida.

5. Rights of Lender. Upon (a) the failure by Guarantor to pay when due the obligations evidenced by the Guaranty and secured by this Pledge and Security Agreement, in accordance with the respective terms thereof, and (b) Lender’s consummation of a sale of or other realization upon Stock Collateral in accordance with this Pledge and Security Agreement, the Stock Collateral so sold or realized upon may be registered in the name of the purchaser or Lender, as the case may be, and thereafter, Pledgor and any individual having rights that arise through Pledgor shall not be entitled to exercise any voting and corporate rights with respect to such Stock Collateral or exercise any rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of such Stock Collateral.

6. Distribution of Proceeds. The proceeds of any sale of all of any part of the Stock Collateral may be applied by Lender, at its option, to any of the following:

(a) First, to the payment of all of the costs and expenses of sale of Stock Collateral, including, without limitation, reasonable fees and expenses of the Lender and its agents, attorneys and counsel; and, all other expenses, liabilities and advances made or incurred by Lender in connection herewith or with respect to the Loan Documents or this Agreement;

(b) Second, to the payment of all of the costs, fees and expenses to which the Lender is entitled under the Loan Documents including, without limitation, Lender’s attorneys’ fees and costs of collection, whether or not suit for enforcement of Lender’s rights has been commenced or consummated;

(c) Third, to the payment in full of the interest on and principal due under the Loan Documents (whether or not the same shall have been declared forthwith due and payable) and all other indebtedness secured by the pledge hereunder, or, if not sufficient to pay all such amounts in full, then to payment of accrued but unpaid interest, and then unpaid principal due under the Agreement until the Borrower’s obligations under the Agreement are paid in full, and next, if any amounts remain, to any other indebtedness or obligation secured by the pledge hereunder in such order as Lender may elect; and

(d) Fourth, after all payments described in Subparagraphs (a) through (c) of this section shall have been made in full, any surplus remaining from such proceeds shall be paid to Pledgor or whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

7. Presentments. Lender shall be under no duty or obligation whatsoever, other than as set forth in this Pledge and Security Agreement and the Loan Documents including, without limitation the Guaranty, to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with the obligations evidenced by the Loan Documents or the whole or any part of the obligations secured hereunder.

8. No Waiver. No delay on the part of Lender in exercising any right, power or privilege under this Pledge and Security Agreement or failure to exercise the same shall operate as a waiver of or otherwise affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on the Pledgor shall be deemed to be a waiver of any of the obligations of the Pledgor or of the right of Lender to take further action or to exercise any rights hereunder without notice or demand or prejudice the rights of Lender in any respect; nor in any event shall any alternative, amendment, modification or waiver of the provisions of this Pledge Agreement be effective unless in writing by the party to be charged thereby, nor shall any such waiver be applicable except in the specific instance for which given.

9. No Disposition. Without the prior written consent of Lender, Pledgor agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to the Stock Collateral, nor will it create, incur or permit to exist any Lien on any of the Stock Collateral, or any interest thereon, or any proceeds thereof, except for the Liens thereon in favor of Lender. Without the prior written consent of Lender, Pledgor agrees that it will not take any action that would compromise Lender’s rights under the Agreement.

10. Other Rights. The rights, powers and remedies given to Lender by this Agreement shall be in addition to all rights, powers and remedies given to Lender by virtue of any statute or rule of law. Every right, power and remedy of Lender shall continue in full force and effect until either (a) termination of this Agreement or (b) such right, power or remedy is specifically waived by an instrument in writing executed by Lender.

11. Further Assurances. Pledgor hereby agrees to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as Lender may reasonably request to effect the purposes of this Agreement and to secure to Lender and to all persons who may from time to time be holders of any of the Stock Collateral hereunder the benefits of all rights, authorities and remedies conferred upon Lender by the terms of this Pledge Agreement.

12. Binding Effect. This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

13. Notices. All notices, demands and communications given or made hereunder or pursuant hereto shall be in writing and shall be given by certified mail return receipt requested, or by telefacsimile, addressed as follows:

To Pledgors:	Astrotech Space Operations, Inc.
300 D Street SW
Suite 814
Washington, DC 20024
Fax: (202) 488-8241

To Lender:	SouthTrust Bank
420 North 20th Street
Birmingham, AL 35203
Attn: Florida Corporate Banking (St. Petersburg)
Fax: (727) 898-5319

With copy to:

SouthTrust Bank
150 Second Avenue North
Suite 400
St. Petersburg, FL 33701
Fax: (727) 898-5319

or to such other address or to such other person as any party shall designate to the others for such purpose in the manner hereinabove set forth.

14. Specific Performance. The parties hereto agree that the remedies at law for damages under this Pledge and Security Agreement in the event of any actual or threatened breach or default hereunder are not and will not be adequate, and that the obligations may therefore be specifically enforced.

15. Gender; Defined Terms. Whenever in this Pledge and Security Agreement the context so requires, the singular shall include the plural and the plural the singular. It is also understood that designations of parties hereto in a particular gender shall be read to include other genders as applicable. All capitalized terms not otherwise defined in this Pledge and Security Agreement shall have the meanings given them in the Agreement or in the Guaranty as the context may require.

16. Severability. If any provision of this Pledge and Security Agreement is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

17. Amendments; Governing Law. This Pledge and Security Agreement may not be amended or supplemented except by an instrument in writing executed by Lender and the Pledgor. The validity and interpretation of this Pledge and Security Agreement and performance of the parties hereto of their respective duties and obligations hereunder shall be governed by the laws of the State of Florida.

18. Jurisdiction and Venue. The Pledgor agrees that by executing and delivering this Pledge and Security Agreement to the Lender the Pledgor submits to personal jurisdiction in any court of competent jurisdiction in Hillsborough County, Florida, agrees that service of process may be had on the Pledgor by service upon the Secretary of State of the State of Florida with a copy sent by certified mail to Pledgor at its address for notices set forth in this Agreement, and that venue of any action arising under or relating to this Agreement shall lie exclusively in Hillsborough County, Florida.

19. Waiver of Right to Jury Trial. The Pledgor, for itself, its successors and assigns, hereby waives its right to trial by jury in any action, whether in contract or tort, arising under or in any way related to this Pledge and Security Agreement or to the Loan Documents.

20. Assignment. Pledgor acknowledges and agrees that Lender shall have the right to assign this Pledge and Security Agreement and all of Lender’s rights hereunder.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.

ASTROTECH SPACE OPERATIONS, INC.

By:	/s/ JULIA PULZONE
Name:	Julia Pulzone
Its:	Chief Financial Officer

EXHIBIT “A”

[Date]

SouthTrust Bank

420 North 20th Street

Birmingham, AL 35203

Gentlemen:

As of this date, ASTROTECH SPACE OPERATIONS, INC., (the “Pledgor”) is the registered owner by book entry of                      shares of common stock of Astrotech Florida Holdings, Inc. (collectively, the “Pledged Stock”). Upon execution and delivery of this letter, SouthTrust Bank (the “Pledgee”), as Pledgee of the Pledgor, has been established by book entry by                      (the “Intermediary”) as the registered owner of the Pledged Stock.

Neither the Pledgor nor any third party shall have the right to withdraw the Pledged Stock from control of the Pledgee or the Intermediary without the written consent of the Pledgee nor shall the Intermediary take directions from any party other than the Pledgee regarding transfer or other disposition of the Pledged Stock. The Pledgor shall, however, be entitled to receive or to direct payment and distribution of dividends paid or interest earned on the Pledged Stock which right shall terminate upon notification by the Pledgee to the Intermediary of the occurrence of an event of default under the obligations secured by the Stock Pledge and Security Agreement between Pledgor and Pledgee dated as of August     , 2001 (an “Event of Default”). Upon receipt by the Intermediary of a notice from the Pledgee of the occurrence of an Event of Default, the Intermediary shall take and act exclusively in accordance with directions from the Pledgee regarding the transfer or other disposition of the Pledged Stock and any dividends accruing thereunder.

The Intermediary shall maintain the Pledged Stock in the Pledgee’s name as registered owner by book entry until instructed by the Pledgee in writing (i) upon occurrence of an Event of Default, to transfer ownership of the Pledged Stock to a third party or to otherwise dispose of the Pledged Stock as directed by the Pledgee, or (ii) to transfer the Pledged Stock to another intermediary or to cause certificated securities representing the Pledged Stock endorsed in blank to be delivered to the Pledgee or to another intermediary or securities depository, or (iii) upon payment in full of the obligations secured by the Pledged Stock, to release the Pledged Stock to the Pledgor or Pledgor’s designee.

In the event that the Intermediary shall have a lien on any of the Pledged Stock, the Intermediary agrees that such lien shall be subordinated to the security interest of the Pledgee.

The Intermediary shall be under an absolute duty of safekeeping to the Pledgee with respect to the registration of ownership, custody, protection and preservation of the Pledged Stock. The Intermediary shall maintain the Pledged Stock in book entry form in trust for the benefit of the Pledgee. With respect to any Pledged Stock that it holds or controls, the Intermediary shall be a fiduciary of the Pledgee.

This Agreement shall be governed and construed in accordance with the laws of the State of Florida regardless of which state this Agreement is executed in.

This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

The Intermediary agrees that by executing and delivering this Agreement to the Pledgee it submits to personal jurisdiction in any court of competent jurisdiction in Florida, agrees that service of process may be had on it by service upon the Secretary of State of the State of Florida with a copy sent by certified mail to the Intermediary, and that venue of any action arising under or relating to this Agreement shall lie exclusively in Florida.

The Intermediary, for itself, its successors and assigns, hereby waives its right to trial by jury in any action, whether in contract or tort, arising under or in any way related to this Agreement.

The Pledgor, by its execution of this letter below, hereby consents and agrees to the matters set forth hereinabove, and to the granting of control of the Pledged Stock to the Pledgee by the Intermediary.

[INTERMEDIARY]

By:
Print Name:
Its:

Consented and agreed to by Astrotech Space Operations, Inc.

ASTROTECH SPACE OPERATIONS, INC.

By:
Name:
Its: